                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                          VOICE CONTROL SYSTEMS, INC.
                                       BY

                            VULCAN MERGER SUB, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION
                   AND AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.
                          (ROYAL PHILIPS ELECTRONICS)

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of Voice Control Systems, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

            By Hand:                          By Mail:                   By Overnight Courier:
         CITIBANK, N.A.                    CITIBANK, N.A.                    CITIBANK, N.A.
     Corporate Trust Window                 P.O. Box 685                915 Broadway, 5th Floor
   111 Wall Street, 5th Floor           Old Chelsea Station             New York, New York 10010
    New York, New York 10043          New York, New York 10113

          By Facsimile Transmission (For Eligible Institutions Only):

                                 (212) 505-2248

                Confirm Receipt of Facsimile by Telephone Only:

                                 (800) 270-0808

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Vulcan Merger Sub, Inc., a Delaware corporation (the "Purchaser"), a wholly owned subsidiary of Philips Electronics North America Corporation, a Delaware corporation, and an indirect wholly owned subsidiary of Koninklijke Philips Electronics N.V., a company incorporated under the laws of The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 14, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

------------------------------------------------------------

 Number of Shares:
 -----------------------------------

 Share Certificate Numbers (if available):

 ----------------------------------------------------------

 ----------------------------------------------------------

 If Shares will be delivered by book-entry transfer,

 Account Number:
 -------------------------------------

 Date:           , 1999
------------------------------------------------------------
------------------------------------------------------------

  Name(s) or Record Holder(s):

  -----------------------------------------------------------

  -----------------------------------------------------------
                               PLEASE TYPE OR PRINT

  Address(es):
  -------------------------------------------

  -----------------------------------------------------------

  -----------------------------------------------------------
                                                                        ZIP CODE

  Telephone Number:

  -----------------------------------------------------------
  AREA CODE

  Signature(s):

  -----------------------------------------------------------

  -----------------------------------------------------------
                                    SIGNATURES

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                                        2

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or any other eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                        ZIP CODE

Area Code and
Telephone Number:
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AUTHORIZED SIGNATURE

Name:
--------------------------------------------------------------------------------
                              PLEASE TYPE OR PRINT

Title:
--------------------------------------------------------------------------------

Dated:
---------------------------------------------------------------------------,1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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